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                                                                     Exhibit 1.1

                                5,500,000 SHARES


                           PRICELINE.COM INCORPORATED

                    COMMON STOCK (PAR VALUE $.008 PER SHARE)



                             UNDERWRITING AGREEMENT


August __, 1999
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                                                                 August __, 1999


Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Allen & Company Incorporated
BancBoston Robertson Stephens Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Allen & Company Incorporated
BancBoston Robertson Stephens International Limited
Donaldson, Lufkin & Jenrette International
Merrill Lynch International
c/o Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Dear Sirs and Mesdames:

         Priceline.com Incorporated, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule II and
Schedule III hereto (the "UNDERWRITERS"), and certain stockholders of the Company (the "SELLING STOCKHOLDERS") named in Part A of Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 5,500,000 shares of the common stock (par value $.008 per share) of the Company (the "FIRM SHARES"), of which 2,000,000 shares are to be issued and sold by the Company (the "PRIMARY SHARES") and 3,500,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Part A of Schedule I hereto.


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         It is understood that, subject to the conditions hereinafter stated,
4,400,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 1,100,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule III hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., BancBoston Robertson Stephens Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Goldman Sachs International, BancBoston Robertson Stephens International Limited, Donaldson, Lufkin & Jenrette International and Merrill Lynch International shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

         The Selling Stockholders named in Part B of Schedule I hereto also propose to issue and sell to the several U.S. Underwriters not more than an additional 825,000 shares of the common stock (par value $.008 per share) of the Company (the "ADDITIONAL SHARES") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of common stock (par value $.008 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The 3,500,000 Firm Shares to be sold by the Selling Stockholders and the Additional Shares are hereinafter collectively referred to as the "SECONDARY SHARES." The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "SELLERS."

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian persons, and the international prospectus, to be used in connection


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with the offering and sale of Shares outside of the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware, has the corporate power


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         and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

                  (d) The Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any corporation, association or other entity.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.

                  (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (g) The shares of common stock of the Company outstanding prior to the issuance of the Primary Shares (including the Secondary Shares to be sold by the Selling Stockholders) have been duly authorized and are validly issued, fully paid and non-assessable.

                  (h) The Primary Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Primary Shares will not be subject to any preemptive or similar rights.

                  (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law; (ii) the certificate of incorporation or by-laws of the Company; (iii) except as disclosed in the Prospectus, any agreement or other instrument binding upon the Company that is material to the Company or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except where, in the case of (i), (iii) and (iv), such contravention would not, singly or in the aggregate, have a material adverse effect on the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or made or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or such consents,


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         approvals, authorizations, orders or qualifications the failure of the
         Company to obtain would not have a material adverse effect on the Company or the offering of Shares contemplated hereunder.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (k) There are no (i) legal or governmental proceedings pending or to the Company's knowledge threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or (ii) statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (m) The Company is not and, after giving effect to the offering and sale of the Primary Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (n) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt (other than in the ordinary course of business) or long-term debt of the Company, except in each case as described in the Prospectus.


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                  (o) The Company owns no real property and has good and
         marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company, in each case except as described in the Prospectus.

                  (p) Except to the extent described in the Prospectus, the Company owns, possesses, or has an irrevocable right to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, licenses, inventions, trade secrets, technology and know-how (collectively, "INTELLECTUAL PROPERTY RIGHTS") currently employed by it in connection with and material to its business as described in the Prospectus; other than the claims described in the Prospectus, the Company is not aware of any rights of third parties to any such Intellectual Property Rights; in connection with the filing of its patent applications, the Company conducted reasonable investigations of the published literature and patent references relating to the inventions claimed in such applications. There are no enforceable United States or foreign patents known to the Company which the Company believes to be infringed by its present activities or which the Company believes would preclude the pursuit of its business as described in the Prospectus to any material extent; the Company is not aware of any infringement by third parties of any such Intellectual Property Rights which would have a material adverse effect on the Company; except as described in the Prospectus, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim challenging the validity or scope of the Company's rights in or to any such Intellectual Property Rights; and, except as described in the Prospectus, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company is infringing or otherwise violating intellectual property rights of others.

                  (q) The Company possesses all certificates, licenses, authorizations and permits (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except such Governmental Licenses the


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         failure of the Company to possess would not, singly or in the aggregate, have a material adverse effect on the Company; the Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, except as described in the Prospectus.

                  (r) No material labor dispute with the employees of the Company exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent.

                  (s) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as it believes are reasonable for the business in which it is engaged and the Company believes it will be able to renew or replace its existing insurance coverage as and when such coverage expires or to obtain similar coverage from financially responsible insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the Company, except as described in the Prospectus.

                  (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (u) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms


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         and conditions of such permits, licenses or approvals would not have a material adverse effect on the Company.

                  (v) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (w) Except as described or referred to in the Registration Statement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and except for the 10,000,000 shares of Common Stock sold on April 1, 1999 in the Company's initial public offering, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                  (x) Options issued or to be issued pursuant to any of the Company's stock option plans to employees who participated in the option exercise program described in the Prospectus are not exercisable until 180 days after the date of this Agreement.

                  (y) The Company has reviewed its operations to the extent and in the manner described in the Prospectus to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, the Company does not believe, that there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus.

                  (z) There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock.


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           2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each
of the Selling Stockholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

                  (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                  (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and ChaseMellon Shareholder Services, L.L.C., as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY"), will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as have been already obtained or as may be required by the securities or Blue Sky laws of the various states or foreign countries in connection with the offer and sale of the Shares.

                  (c) Such Selling Stockholder has, and on the Closing Date or the Option Closing Date (as defined in Section 3 below), will have, valid title to the Shares to be sold by such Selling Stockholder, and with respect to Delta Airlines, Inc. ("DELTA") and Paul Breitenbach, each has the right to purchase the Shares to be sold by each of them, on such date and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares, to be sold by such Selling Stockholder. Delta has the legal right and power, and all authorization and approval required by law, to purchase the Shares to be sold by Delta under this Agreement by exercising warrants granted under the Participation Warrant Agreement dated as of August 31, 1998, as amended, between Delta and the Company. Paul Breitenbach has the legal right and power, and all authorization and approval required by law, to


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         purchase the Shares to be sold by him under this Agreement by exercising outstanding options to purchase the Shares. The representations and warranties made in this clause (c) with respect to Delta and Paul Breitenbach are being made only by Delta and Paul Breitenbach, respectively.

                  (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (e) Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                  (f) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(f) apply only to statements or omissions in the Registration Statement or the Prospectus that are based upon information furnished by such Selling Stockholder to the Company in writing expressly for use in the Registration Statement or the Prospectus.

           3. AGREEMENTS TO SELL AND PURCHASE. Upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, agrees, severally and not jointly, to purchase from such Seller at $ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedules II and III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.


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         On the basis of the representations and warranties contained in this
Agreement, and subject to its terms and conditions, each Selling Stockholder set forth in Part B of Schedule I hereto agrees, severally and not jointly, to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 825,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Selling Stockholders set forth in Part B of
Schedule I hereto in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Selling Stockholder named in Part B of Schedule I hereto agrees, severally and not jointly, to sell the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the maximum number of Additional Shares to be sold by such Selling Stockholder as the total number of Additional Shares to be purchased bears to 825,000, and each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be sold by such Selling Stockholder as the number of U.S. Firm Shares set forth in Schedule II hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

         Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or
(iii) in the case of the Company, file a registration statement other than a registration statement on Form S-8 covering shares of Common Stock subject to outstanding options under the 1997 Omnibus Plan or shares of Common Stock subject to options to be issued under the 1999 Omnibus Plan, for the registration of any shares of Common Stock or any security convertible or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder; (B) the issuance by the Company of

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restricted stock awards under the Company's existing employee benefits plans or of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; (C) the grant of options to officers, directors, employees or consultants, PROVIDED such options are not exercisable (except in the case of a change of control) prior to the end of the lockup period; (D) the issuance by the Company of warrants (or shares of capital stock upon the exercise of such warrants) to suppliers or other entities providing products or services to the Company in connection with entering into certain supply, adaptive marketing or other similar arrangements, PROVIDED that the recipient of such warrants or shares agrees to be bound by the foregoing provisions; (E) the concurrent offering by the Company of its % convertible subordinated notes due 2006 ("NOTES OFFERING") and the sale of the convertible notes in an underwritten offering; (F) the filing of a Rule 462(b) Registration Statement; (G) in the case of each Selling Stockholder, transfers of any shares of common stock to any associate, as such term is defined in Rule 12b-2 under the Exchange Act, of such Selling Stockholder which agrees to be bound by the foregoing provisions; or (H) the filing by the Company of a registration statement in response to the exercise of demand registration rights under the Amended and Restated Registration Rights Agreement dated as of December 8, 1998 (the "Registration Rights Agreement") among the Company, General Atlantic Partners 48, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 50, L.P. and the stockholders named therein, the grant of exchange rights and the issuance by the Company of common stock on exercise of such exchange rights, in connection with the development by priceline.com of new lines of business through other entities, PROVIDED THAT no such issuance is permitted prior to 180 days after the date of the Prospectus. In addition, each Selling Stockholder, agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

           4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $ a share, to any Underwriter or to certain other dealers.

           5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August __, 1999 or at such other time on the same or such other date, not later than August __, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Shares shall be made to the Selling Stockholders set forth in Part B of Schedule I hereto in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several U.S. Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in
Section 3 or at such other time on the same or on such other date, in any event not later than September __, 1999, as shall be designated in writing by the U.S. Underwriters. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

           6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by Paul E. Francis, the Chief Financial Officer of the Company, to the effect set forth in
         Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has in all material respects complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special outside counsel for the Company, dated the Closing Date, to the effect set forth in Annex I hereto.

                  (d) The Underwriters shall have received on the Closing Date the opinion of Melissa Taub, general counsel for the Company, dated the Closing Date, to the effect set forth in Annex II hereto.

                  (e) The Underwriters shall have received on the Closing Date the opinion of outside patent counsel for the Company, dated the Closing Date, to the effect set forth in Annex IV hereto.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Selling Stockholders, or other counsel reasonably acceptable to the Underwriters, dated the Closing Date, to the effect set forth in Annex V hereto.

                  With respect to Section 6(f) above, Paul, Weiss, Rifkind, Wharton & Garrison may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; PROVIDED that (A) each such counsel for the Selling Stockholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is satisfactory to your counsel and (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

                  (g) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

                  The opinions of counsel described in Sections 6(c), 6(d), 6(e) and 6(f) above shall be rendered to the Underwriters at the request of the applicable Seller.

                  (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (i) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and [Jay S. Walker, The Richard S. Braddock 1999 Annuity Trust, Christina J. Braddock, The Paul
         E. Francis 1998 Trust, dated April 1, 1998, The Paul E. Francis
         1998 Trust, dated December 2, 1998, The Paul E. Francis 1999 Trust, dated February 26, 1999, The Paul E. Francis 1999 Grantor Retained Annuity Trust, The T. Scott Case 1997 Grantor Retained Annuity Trust, The Jesse Fink 1998 Grantor Retained Annuity Trust and General Atlantic Partners 50, L.P. relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (j) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 3:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the

         Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; PROVIDED that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [September 30], 2000 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) Not to release any option holder from, or in any other way, amend or modify the lock-up agreements entered into in connection with the option exercise program described in the Prospectus, without the consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, which will not be unreasonably withheld.

                  (g) To notify Morgan Stanley & Co. Incorporated promptly upon receipt by the Company of any demand registration request under the Registration Rights Agreement so that the Underwriters may exercise their holdback rights under Section 6(a) of Registration Rights Agreement.

         8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, not to exceed, together with fees for the concurrent convertible note offering, $10,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD Regulation, Inc., not to exceed, together with fees for the concurrent convertible note offering, $10,000, (v) all costs and expenses incident to the quotation of the Shares on the NASDAQ National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of the counsel for the Underwriters in connection with offers and sales outside of the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Sellers hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as specifically provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

         9. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, each Selling Stockholder and each person, if any, who controls any Underwriter or Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have made any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; PROVIDED that the foregoing indemnity agreement with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have made any amendments or supplements) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

         (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, the Company and each person, if any, who controls any Underwriter or the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, but only with reference to information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; PROVIDED that the foregoing indemnity agreement with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have made any amendments or supplements) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability and PROVIDED, FURTHER, that the aggregate amount of all indemnification reimbursement payable by any Selling Stockholder pursuant to this Agreement shall in no case exceed the net proceeds to such Selling Stockholder from the sale of the Secondary Shares.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have made any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made), but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, in each case as applicable, and that all such fees and expenses shall be reimbursed as they are incurred upon receipt of reasonably detailed invoices thereof. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by a majority of the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder from the offering of the Secondary Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II or Schedule III bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses

(including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                     Very truly yours,

                                     priceline.com Incorporated


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                     The Selling Stockholders named in Schedule
                                           I hereto, acting severally


                                     By:
                                        ---------------------------------------
                                        Attorney-in-Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Allen & Company Incorporated
BancBoston Robertson Stephens Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. Incorporated


By:
   ---------------------------------------
   Name:
   Title:

Morgan Stanley & Co. International Limited
Goldman Sachs International
Allen & Company Incorporated
BancBoston Robertson Stephen Inc.
Donaldson, Lufkin & Jenrette International
Merrill Lynch International

Acting severally on behalf of themselves and the several international Underwriters named in Schedule III hereto.

By: Morgan Stanley & Co. International
    Limited


By:
   ---------------------------------------
   Name:
   Title:

                                                                      SCHEDULE I

PART A

                                                  NUMBER OF FIRM SHARES
             SELLING STOCKHOLDER                        TO BE SOLD
----------------------------------------------    ---------------------
Walker Digital Corporation....................            202,312
Richard S. Braddock...........................            202,313
GAP Coinvestment Partners, L.P................            142,644
General Atlantic Partners 48, L.P.............            469,417
General Atlantic Partners 50, L.P.............             36,189
Vulcan Ventures Incorporated..................            231,406
Jim Manzi.....................................              5,862
Yarmouth Limited Partnership..................              1,851
Michael Loeb..................................             69,648
Delta Airlines, Inc...........................          1,523,329
The Jonathan Otto Foundation, Inc.............            121,387
Paul E. Francis...............................             30,001
Strypemonde Foundation........................             42,832
Timothy Brier.................................             64,740
The Tim Brier Grantor Retained Annuity Trust..              8,092
T. Scott Case.................................             72,832
Jesse Fink....................................            202,313
Paul Breitenbach..............................             72,832
                                                        ---------
         Total:...............................          3,500,000
                                                        =========

PART B

                                                       MAXIMUM NUMBER OF
                                                    ADDITIONAL SHARES TO BE
               SELLING STOCKHOLDER                         TO BE SOLD
----------------------------------------------      -----------------------
Walker Digital Corporation....................               47,687
Richard S. Braddock...........................               47,687
GAP Coinvestment Partners, L.P................               33,623
General Atlantic Partners 48, L.P.............              110,648
General Atlantic Partners 50, L.P.............                8,536
Vulcan Ventures Incorporated..................               54,546
Jim Manzi.....................................                1,362
Yarmouth Limited Partnership..................                  436
Michael Loeb..................................               16,418
Delta Airlines................................              359,071
The Jonathan Otto Foundation Inc..............               28,613
Paul E. Francis...............................                7,071
Strypemonde Foundation........................               10,096
Timothy Brier.................................               15,260
The Tim Brier Grantor Retained Annuity Trust..                1,908
T. Scott Case.................................               17,168
Jesse Fink....................................               47,687
Paul Breitenbach..............................               17,168
                                                            -------
         Total:...............................              825,000
                                                            =======

                                                                     SCHEDULE II

                                U.S. UNDERWRITERS

                                                     NUMBER OF FIRM SHARES
                UNDERWRITER                            TO BE PURCHASED
-----------------------------------------------      ---------------------
Morgan Stanley & Co. Incorporated..............
Goldman, Sachs & Co............................
Allen & Company Incorporated...................
BancBoston Robertson Stephens Inc..............
Donaldson, Lufkin & Jenrette Securities
         Corporation...........................
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated.................

                                                               ---------
                  Total U.S. Firm Shares.......                4,400,000
                                                               =========

                                                                    SCHEDULE III

                           INTERNATIONAL UNDERWRITERS

                                                     NUMBER OF FIRM SHARES
                UNDERWRITER                            TO BE PURCHASED
-----------------------------------------------      ---------------------
Morgan Stanley & Co. International Limited.....
Goldman Sachs International ...................
Allen & Company Incorporated...................
BancBoston Robertson Stephens International
Limited........................................
Donaldson, Lufkin & Jenrette International.....
Merrill Lynch International....................

                                                               ---------
             Total International Firm Shares...                1,100,000
                                                               =========


                                      III-1

                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]

                                 August __, 1999

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Allen & Company Incorporated
BancBoston Robertson Stephens Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Allen & Company Incorporated
BancBoston Robertson Stephens International Limited
Donaldson, Lufkin & Jenrette International
Merrill Lynch International
c/o Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with priceline.com Incorporated, a Delaware corporation (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS") of shares (the "SHARES") of the Common Stock (par value $.008 per share) of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         The foregoing provisions shall not apply to the sale or other transfer of shares of Common Stock by the undersigned to any associate (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934) of the undersigned; PROVIDED THAT, prior to any such sale or other transfer of shares of Common Stock, any such associated transferee agrees in writing to the restrictions on transfer set forth herein.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. In the event that the Public Offering shall not have been consummated on or before October 31, 1999, this Lock-Up Agreement shall be of no further force or effect.

                                            Very truly yours,


                                            --------------------------------
                                            Name


                                            --------------------------------
                                            Address

                                                                         Annex I

                        Opinion of Skadden, Arps, Slate,
                               Meagher & Flom LLP


                                                                 August 16, 1999

MORGAN STANLEY & CO. INCORPORATED
GOLDMAN SACHS & CO.
ALLEN & COMPANY INCORPORATED
BANCBOSTON ROBERTSON STEPHENS INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
          As Representatives of the several U.S. Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
ALLEN & COMPANY INCORPORATED
BANCBOSTON ROBERTSON STEPHENS INTERNATIONAL INC.
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
MERRILL LYNCH INTERNATIONAL
         As Representatives of the several International
Underwriters
c/o Morgan Stanley & Co. International Incorporated
25 Cabot Square
Canary Wharf
London E14 4QA
England

         Re:      priceline.com Incorporated
                  Public Offering of Common
                  Stock, par value $.008 per share
                  --------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to priceline.com Incorporated, a Delaware corporation (the "Company") in

MORGAN STANLEY & CO. INCORPORATED
August 16, 1999
Page 2


connection with the Underwriting Agreement, dated August 10, 1999 (the "Underwriting Agreement"), between the Company, certain stockholders of the Company named therein (the "Selling Stockholders"), Morgan Stanley & Co. Incorporated, Goldman Sachs & Co., Allen & Company Incorporated, BancBoston Robertson Stephens Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several U.S. Underwriters named therein (the "U.S. Underwriters"), and Morgan Stanley & Co. International Limited, Goldman Sachs International, Allen & Company Incorporated, BancBoston Robertson Stephens International Inc., Donaldson, Lufkin & Jenrette International and Merrill Lynch International as representatives of the several International Under writers named therein (the "International Underwriters" and together with the U.S. Underwriters, the "Underwriters"), relating to the sale to the several Underwriters by the Company of 2,000,000 shares (the "Primary Shares") of the Company's common stock, par value $.008 per share ("Common Stock") and by the Selling Stockholders of 3,500,000 shares of Common Stock (the "Secondary Shares" and together with the Primary Shares, the "Shares").

                  This opinion is being furnished pursuant to Section 6(c) of the Underwriting Agreement.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-83513) relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") on July 23, 1999 under the Securities Act of 1933, as amended, (the "Act"), Amendment No. 1 thereto filed with the Commission on August 2, 1999 and Amendment No. 2 thereto filed with the Commission on August 10, 1999, including information deemed to be a part of the registration

MORGAN STANLEY & CO. INCORPORATED
August 16, 1999
Page 3


statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Act (the "Rules and Regulations") (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the final prospectuses dated August 10, 1999 relating to the Shares in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Prospectuses"); (iii) a specimen certificate representing the Common Stock; (iv) an executed copy of the Underwriting Agreement; (v) the Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation"); (vi) the Bylaws of the Company, as currently in effect (the "By-laws");(vii) certain resolutions of the Board of Directors of the Company and a Pricing Committee of the Board of Directors of the Company; (viii) the Amended and Restated Registration Rights Agreement, dated as of December 8, 1998, among the Company, General Atlantic Partners 48, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 50, L.P., and the stockholders named therein (the "Registration Rights Agreement") and those other agreements and instruments listed on Schedule I hereto (together with the Registration Rights Agreement, the "Applicable Contracts"); (ix) executed acknowledgements from each of the parties to the Registration Rights Agreement (other than America West Airlines, Inc., Continental Airlines, Inc., Northwest Airlines, Inc. and Trans World Airlines, Inc. (the "Non-Consenting Stock holders") and the Company) consenting to the assignment of registration rights by certain stockholders and waiving rights to notice under the Registration Rights Agreement; and (x) an officer's certificate, dated the date hereof, a copy of which is attached as Exhibit A hereto. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents,

MORGAN STANLEY & CO. INCORPORATED
August 16, 1999
Page 4


certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo static copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth in paragraph 4 below, we have also assumed, with your consent, that the certificates representing the Primary Shares will be manually signed by one of the authorized officers of the Transfer Agent and Registrar for the Common Stock and registered by such Transfer Agent and Registrar and will conform to the specimen thereof examined by us.

                  As used herein, (i) the term "Applicable Laws" means those laws of the State of New York, the State of Delaware and the United States of America that, in each case, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (except for United States, state and foreign securities or Blue Sky laws, anti-fraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.) but without our having made any special

MORGAN STANLEY & CO. INCORPORATED
August 16, 1999
Page 5


investigation regarding any other laws; (ii) the term "Governmental Authorities" means any federal, New York or Delaware executive, legislative, judicial, administrative or regulatory body; (iii) the term "Applicable Orders" means those judgments, orders or decrees of any Governmental Authorities specifically identified to us by the Company to be applicable to the Company, as identified on Schedule II hereto and (iv) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of your involvement in the transactions contemplated by the Underwriting Agreement or because of your legal or regulatory status or because of any other facts specifically pertaining to you.

                  Our opinion set forth in paragraph 1 below as to the existence and good standing of the Company under the laws of the State of Delaware is based solely on our review of a certificate to such effect from the Secretary of State of the State of Delaware.

                  Members of our firm are admitted to the bar in the State of New York and the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

                  Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

MORGAN STANLEY & CO. INCORPORATED
August 16, 1999
Page 6


                  1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

                  2. The Company has the corporate power and corporate authority to own, lease and operate its proper ties and to conduct its business as described in the Registration Statement.

                  3. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each Prospectus.

                  4. The Primary Shares have been duly authorized by the Company and, when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock; and the issuance of the Primary Shares will not be subject to any preemptive or similar rights arising under the Certificate of Incorporation or the By-laws or the General Corporation Law of the State of Delaware, in each case as currently in effect.

                  5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  6. The execution and delivery of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will not contravene (i) the Certificate of Incorporation or the By-laws; (ii) any Applicable Law; (iii) except to the extent disclosed in the Prospectuses, any Applicable Contract; (iv) any Applicable Order; or (v) the Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the rules and regulations thereunder, PROVIDED, HOWEVER, that we express no opinion in this paragraph 6 with regard to the anti-fraud provisions of

MORGAN STANLEY & CO. INCORPORATED
August 16, 1999
Page 7


the Act, the Rules and Regulations, the Exchange Act or the rules and regulations thereunder or the information contained in, the accuracy, completeness or correctness of, or the adequacy of the disclosure contained in, each Prospectus or the Registration Statement or the responsiveness thereof to the requirements of the Act and the Rules and Regulations, which matters are addressed in paragraph 10 below and the second paragraph following paragraph 11 below.

                  7. No Governmental Approval, or consent, filing, registration or approval of or with the Commission, is required to be made or obtained by the Company for the execution and delivery by the Company of the Underwriting Agreement or the issuance and sale of the Primary Shares by the Company pursuant to the Underwriting Agreement, except such as have been obtained or made.

                  8. The statements set forth in each Prospectus under the caption "Description of Capital Stock" and in Item 14 of the Registration Statement, insofar as such statements constitute summaries of legal matters or certain provisions of the documents referred to therein, fairly summarize the matters referred to therein in all material respects.

                  9. Although the discussion set forth in each Prospectus under the caption "Certain United States Federal Tax Consequences to Non-U.S. Investors" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of Shares, such discussion constitutes, in all material respects, a fair summary of the United States federal income tax consequences to Non-U.S. Investors of the purchase, ownership and disposition of Shares under current law.

                  10. The Registration Statement, at the time it became effective, and each Prospectus, as of its date,

MORGAN STANLEY & CO. INCORPORATED
August 16, 1999
Page 8


appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations, except that, in each case, we express no opinion as to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits thereto, and, except to the extent expressly stated in paragraphs 8 and 9 above, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or either Prospectus.

                  11. The Company is not and, upon the consummation of the transactions contemplated by the Underwriting Agreement, will not be, an investment company under the Investment Company Act of 1940, as amended.

                  We have been orally advised by the Commission that the Registration Statement was declared effective under the Act at ____ p.m. on August 10, 1999. We have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  In addition, we have participated in conferences with officers and other representatives of the Company, certain Selling Stockholders, counsel for the Selling Stockholders, representatives of the independent accountants of the Company, your counsel and you at which the contents of the Registration Statement and the Prospectuses and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses and have made no independent check or verification thereof (except to the extent expressly stated in paragraphs 8 and
9

MORGAN STANLEY & CO. INCORPORATED
August 16, 1999
Page 9


above), on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that either Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement.

                  This opinion is furnished to you solely for your benefit in connection with the closing under the Underwriting Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission.


                                                  Very truly yours,

MORGAN STANLEY & CO. INCORPORATED
August 16, 1999
Page 10


                                   SCHEDULE I

                              APPLICABLE CONTRACTS

Stock Purchase Agreement, dated July 31, 1998, by and among priceline.com Incorporated, General Atlantic Partners 48, L.P. and GAP Coinvestment Partners, L.P., as amended on September 18, 1998

Stock Purchase Agreement, dated December 8, 1998, by and between priceline.com Incorporated and the Investors listed on Schedule 2.1 thereto

Airline Participation Agreement, dated April 1998, by and among priceline.com Incorporated, Priceline Travel, Inc.
and Trans World Airlines, Inc.

Airline Participation Agreement, dated October 2, 1998, by and among priceline.com Incorporated, Priceline Travel, Inc. and Northwest Airlines, Inc.

Airline Participation Agreement, dated August 31, 1998, by and among priceline.com Incorporated, Priceline Travel, Inc. and Delta Air Lines, Inc., as amended on January 19, 1999

General Agreement, dated August 31, 1998, by and among priceline.com Incorporated, Priceline Travel, Inc. and Delta Air Lines, Inc., as amended on January 19, 1999

Participation Warrant Agreement, dated August 31, 1998, between priceline.com Incorporated and Delta Air Lines, Inc., as amended on December 31, 1998

Participation Warrant Agreement, dated December 31, 1998, between priceline.com Incorporated and America West Airlines, Inc.

MORGAN STANLEY & CO. INCORPORATED
August 16, 1999
Page 11


Participation Warrant Agreement, dated December 31, 1998, between priceline.com Incorporated and Trans World Air lines, Inc.

Participation Warrant Agreement, dated December 31, 1998, between priceline.com Incorporated and Northwest Air lines, Inc., as amended on February 4, 1999 and March 3, 1999

Letter Agreement, dated July 16, 1999, between the Registrant and Delta Air Lines, Inc.

Interactive Marketing Agreement, dated March 31, 1999, by and between the Registrant and First USA Bank, N.A.

First Amendment to Interactive Marketing Agreement, dated as of April 26, 1999, modifying the Interactive Marketing Agreement, dated March 31, 1999, by and between the Registrant and First USA Bank, N.A.

Airline Participation Agreement, dated July 16, 1999, between the Registrant and Continental Airlines, Inc.

Participation Warrant Agreement, dated July 16, 1999, between the Registrant and Continental Airlines, Inc.

MORGAN STANLEY & CO. INCORPORATED
August 16, 1999
Page 12


                                    SCHEDULE I

                                APPLICABLE ORDERS


                                      None

                                                                       Exhibit A

                           PRICELINE.COM INCORPORATED

                              OFFICER'S CERTIFICATE

                  I, Paul E. Francis, am Chief Financial Officer of priceline.com Incorporated, a Delaware corporation (the "Company"). I understand that pursuant to Section 6(c) of the Underwriting Agreement dated August 10, 1999 (the "Underwriting Agreement") among the Company, certain stockholders of the Company and the several underwriters (the "Underwriters") named in Schedule I thereto, Skadden, Arps, Slate, Meagher & Flom LLP is rendering an opinion, to be dated August 13, 1999 (the "Opinion") to the Underwriters. I further understand that Skadden, Arps, Slate, Meagher & Flom LLP is relying on this officer's certificate and the statements made herein in rendering such opinion.

                  Capitalized terms not defined herein have the meanings given to such terms in the Opinion.

                  With regard to the foregoing, on behalf of the Company, I certify that:

(i) the Company's sole business is the ownership and operation of an electronic commerce business primarily over the Internet;

(ii) the Company (a) is not engaged and does not propose to engage in the business of issuing face-amount certificates of the installment type, and has not been engaged in such business and does not have any such certificate outstanding, and (b) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire investment securities (as defined in Section 3(a) of the Investment Company Act of 1940, as amended) having a value exceeding 40 percent of the value of the Company's total assets (exclusive of government securities and cash items) on an unconsolidated basis;

(iii) there are no judgments, orders or decrees of any Governmental Authorities (as such term is defined in the Opinion) applicable or relating to, or affecting, the Company;

(iv) the Company has complied with all its obligations under the confidentiality, publicity and non-disclosure provisions of the Applicable Contracts and, without limiting the generality of the foregoing, in those circumstances where an Applicable Contract does not by its terms permit the filing of the Applicable Contract as an exhibit to the Registration Statement or a description of certain provisions of the Applicable Contract in the Registration Statement, the Company has obtained the consent of the other party or parties (as applicable) to such Applicable Contract to the filing of such Applicable Contract as an exhibit to the Registration Statement or the description of certain provisions of such Applicable Contract in the Registration Statement; and

(v) except to the extent disclosed in the Prospectuses, the Company has complied with all its obligations under Section 7 of the Registration Rights Agreement in connection with the filing of the Registration Statement with the Commission and the offerings contemplated by the Registration Statement, including (without limitation) the procedural, notice and time period requirements of such Section.


                  IN WITNESS WHEREOF I have executed this certificate in the name and on behalf of priceline.com Incorporated this 16th day of August, 1999.


                           priceline.com Incorporated


                           By:______________________________
                              Name: Paul E. Francis
                              Title: Chief Financial Officer

                                                                        Annex II

                             Opinion of Melissa Taub

                              Melissa M. Taub, Esq.
              Senior Vice President, General Counsel and Secretary
                           priceline.com Incorporated
                              Five High Ridge Park
                           Stamford, Connecticut 06905


                                 August 16, 1999


MORGAN STANLEY & CO. INCORPORATED
GOLDMAN SACHS & CO.
ALLEN & COMPANY INCORPORATED
BANCBOSTON ROBERTSON STEPHENS INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
          As Representatives of the several U.S. Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
ALLEN & COMPANY INCORPORATED
BANCBOSTON ROBERTSON STEPHENS INTERNATIONAL INC.
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
MERRILL LYNCH INTERNATIONAL
         As Representatives of the several International
Underwriters
c/o Morgan Stanley & Co. International Incorporated
25 Cabot Square
Canary Wharf
London E14 4QA
England

         Re:      priceline.com Incorporated Public Offering
                  of common stock, par value $.008 per share
                  ------------------------------------------

Ladies and Gentlemen:

         I am Senior Vice President, General Counsel and Secretary of priceline.com Incorporated, a Delaware corporation (the "Company"), and have acted as general counsel to the Company in connection with the Underwriting Agreement, dated August 10, 1999 (the "Underwriting Agreement"), among the Company, certain stockholders of the Company named therein (the "Selling Stockholders"), Morgan Stanley & Co. Incorporated, Goldman Sachs & Co., Allen & Company Incorporated, BancBoston Robertson Stephens Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several U.S. Underwriters named therein (the "U.S. Underwriters"), and Morgan Stanley & Co. International Limited, Goldman Sachs International, Allen & Company Incorporated, BancBoston Robertson Stephens International Inc., Donaldson, Lufkin & Jenrette International and Merrill Lynch International as representatives of the several International Under writers named therein (the "International Underwriters" and together with the U.S. Underwriters, the "Underwriters"), relating to the sale to the several Underwriters by the Company of 2,000,000 shares (the "Primary Shares") of the Company's common stock, par value $.008 per share ("Common Stock"), and by the Selling Stockholders of 3,500,000 shares of Common Stock (the "Secondary Shares" and, together with the Primary Shares, the "Shares").

         This opinion is being furnished pursuant to Section 6(d) of the Underwriting Agreement.

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-83513) relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") on July 23, 1999 under the Securities Act of 1933, as amended, (the "Act"), Amendment No. 1 thereto filed with the Commission on August 2, 1999 and Amendment No. 2 thereto filed with the Commission on August [9][10], 1999, including information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Act (the "Rules and Regulations") (such Registration Statement, as so amended, being here inafter referred to as the "Registration Statement"); (ii) the final prospectuses dated August 10, 1999 relating to the Shares in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Prospectuses"); (iii) a specimen certificate representing the Common Stock; (iv) an executed copy of the Under writing Agreement; (v) the Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation"); (vi) the By-laws of the Company, as currently in effect (the "By-laws");(vii) certain resolutions of the Board of Directors of the Company and a Pricing Committee of the Board of Directors of the Company; (viii) a certificate of the Chief Executive Officer and Chief Financial Officer of the Company as to the factual matters covered thereby, a copy of which is attached hereto (the "Officers' Certificate"); (ix) the agreements included as exhibits to the Registration Statement (the "Material Contracts"); and (x) certain documents purporting to assign the rights to United States patents No. 5,794,207 and No. 5,797,127 (collectively, the "Patents") to the Company. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

         As used herein, (i) the term "Applicable Laws" means the General Corporation Law of the State of Delaware and those laws of the State of Connecticut and the United States of America that, in each instance, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (except for United States, state and foreign securities or Blue Sky laws, anti-fraud laws, laws affecting creditors rights generally and the rules and regulations of the National Association of Securities Dealers, Inc.) but without my having made any investigation regarding any other laws; (ii) the term "Governmental Authorities" means any federal or Connecticut executive, legislative, administrative or regulatory body and the Secretary of State of the State of Delaware and (iii) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be obtained or made by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of your involvement in the transactions contemplated by the Underwriting Agreement or because of your legal or regulatory status or because of any other facts specifically pertaining to you.

         In providing the opinions set forth in paragraphs 2, 5, 6, 8, 9 and 10 below, I have made no investigation or search of public docket records of any court, governmental or administrative agency or body, or of any filings, applications or registrations with the United States Patent and Trademark Office or the United States Copy right Office.

         For the purposes of the opinions set forth in paragraphs 2, 5, 6, 8, 9 and 10 below, the expressions "to my knowledge" and "I have no knowledge" are each limited to those matters brought to my attention after reasonable inquiry of officers of the Company.

         For the purposes of the opinion set forth in paragraph 10 below, the term "Liens" means all presently asserted liens or other encumbrances.

         Insofar as the opinion in paragraph 1 below relates to the laws of the States of California, Ohio, New Jersey or New York [ANY OTHERS?], I have relied solely on certificates of due qualification and good standing from the Secretary of State of each such state.

         I am the Senior Vice President, General Counsel and Secretary of the Company, and have held such position since September 1998. I am admitted to the bar in the State of Connecticut and, except to the extent set forth in the preceding paragraph, I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent referred to specifically herein. I am not registered to practice before the US Patent and Trademark Office as a Patent Attorney. Except to the extent expressly set forth in paragraphs 4, 8, 9 and 10 below, I express no opinion with respect to any intellectual property rights or intellectual property matters of the Company, which are addressed in the opinion of Morgan & Finnigan, out side intellectual property counsel to the Company.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

         1. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the Company.

         2. The execution and delivery of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will not contravene (a) any Applicable Law or (b) to my knowledge, except to the extent disclosed in the Prospectus, any Material Contract; or (c) to my knowledge, any judgment, order or decree of any court or Governmental Authority, applicable to the Company.

         3. No Governmental Approval is required by the Company for the execution and delivery of the Underwriting Agreement or the consummation of the transactions contemplated therein, except such as have been obtained or made.

         4. The statements in each Prospectus under the captions "Risk Factors-We Face Potential Conflicts of Interest relating to Walker Digital," "Risk Factors-Our Success Depends on Our Ability to Protect Our Intellectual Property" (other than the statements under the subheading "-Pending Interference Action"), "Risk Factors-Regulatory and Legal Uncertainties Could Harm Our Business," "Business-Intellectual Property," "Business-Governmental
Regulation," and "Certain Transactions" and the final four paragraphs under the caption "Business-Legal Proceedings," in each case, insofar as such statements constitute summaries of legal matters, legal proceedings or certain provisions of the documents referred to therein, fairly summarize the legal matters, legal proceedings or provisions referred to therein in all material respects.

         5. To my knowledge, except as described in each Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject, the unfavorable outcome of which could reason ably be expected to have a material adverse effect on the Company.

         6. To my knowledge, there are no statutes or regulations applicable to the Company or its properties or material contracts or documents to which the Company is party, that, in either case, are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement, but are not described or filed as required.

         7. The shares of Common Stock outstanding immediately prior to issuance of the Shares (including the shares of Common Stock being sold by certain selling stockholders in the concurrent underwritten offering of Common Stock) have been duly authorized and are validly issued, fully paid and non-assessable.

         8. To my knowledge, there are currently no pending or threatened claims of infringement of any material patent, trademark, service mark or copyright or of misappropriation of trade secrets, necessary for the Company to conduct the business currently conducted by it, the unfavorable outcome of which could reasonably be expected to have a material adverse effect on the Company and that are required to be described in the Registration Statement or the Prospectuses but are not described as required.

         9. Except as described in the Prospectuses, I have no knowledge that the Company will be unable to continue to operate under any current license of a patent, trade mark, service mark, copyright or trade secret, which license is necessary for the Company to conduct the business currently conducted by it.

         10. To my knowledge, the Company owns the Patents, free and clear of all Liens, other than those that may arise from matters disclosed in the Prospectuses.

         This opinion is given as of the date hereof, and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may come to my attention or any change in the law that may occur or become effective after the time of delivery hereof. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein or of any transaction or obligation.

         This opinion is furnished to you solely for your benefit in connection with the closing under the Under writing Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without my express written permission.

                                                      Very truly yours,


                                                      Melissa M. Taub

                                                                       EXHIBIT A

                              Officers' Certificate

                           PRICELINE.COM INCORPORATED

         The undersigned, Richard S. Braddock, the Chief Executive Officer of priceline.com Incorporated, a Delaware corporation (the "Company"), and Paul E. Francis, the Chief Financial Officer of the Company, each under stand that, pursuant to Section 6(d) of the Underwriting Agreement dated August 10, 1999 (the "Underwriting Agreement") among the Company, certain selling stockholders and the several underwriters (the "Underwriters") named in Schedule I thereto, the General Counsel of the Company is rendering an opinion, to be dated August 13, 1999 (the "Opinion") to the Underwriters. We further understand that the General Counsel of the Company is relying on this officer's certificate and the statements made herein in rendering such Opinion.

         With regard to the foregoing, on behalf of the Company, we certify that:

                  (i) All contracts, agreements or other arrangements material to the business of the Company (the "Material Contracts") have been filed with the Securities and Exchange Commission as exhibits to the Registration Statement (as such term is defined in the Opinion);

                  (ii) The Company has complied with all its obligations under the confidentiality, publicity and non-disclosure provisions of the Material Contracts and, without limiting the generality of the foregoing, in those circumstances where a Material Contract does not by its terms permit the filing of the Material Contract as an exhibit to the Registration Statement or a description of certain provisions of the Material Contract in the Registration Statement, the Company has obtained the consent of the other party or parties (as applicable) to such Material Contract to the filing of such Material Contract as an exhibit to the

Registration Statement or the description of certain provisions of such Material Contract in the Registration Statement;

                  (iii) There are no judgments, orders or decrees of any Governmental Authority (as such term is defined in the Opinion) applicable or relating to, or affecting, the Company;

                  (iv) Except as described in each Prospectus (as such term is defined in the Opinion), there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any proper ties of the Company is subject; and

                  (v) The shares of Common Stock outstanding immediately prior to issuance of the Shares (including the shares of Common Stock being sold by certain selling stockholders in the concurrent underwritten offering of Common Stock) (as such terms are defined in the Opinion) are fully paid and non-assessable and the amount reflected in the corporate records of the Company as required to fully pay up such shares, has been received in full by the Company.

         IN WITNESS WHEREOF we have executed this certificate in the name and on behalf of priceline.com Incorporated this 16th day of August, 1999.


                                            priceline.com Incorporated


                                            By:_____________________________
                                               Name: Richard S. Braddock
                                               Title: Chief Executive
                                               Officer

                                            By:_____________________________
                                               Name: Paul E. Francis
                                               Title: Chief Financial
                                               Officer

                                                                       Annex III

                        Opinion of outside patent counsel

         The statements made in the Prospectus under the captions "Risk Factors
- Our Success Depends on Our Ability to Protect Our Intellectual Property" (only the subsection entitled "Pending Interference Action") and "Business - Legal Proceedings" (only the first three paragraphs related to the potential Woolston interference matter), appear to be fair and accurate summaries of the matters described therein.

                                                                        Annex IV

                    Opinion of Selling Stockholders' Counsel

         (i) the Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

         (ii) the execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement and the Custody Agreement and Powers of Attorney of such Selling Stockholder will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Stockholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

         (i) each of the Selling Stockholders has valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into the Underwriting Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder;

         (ii) the Custody Agreement and the Power of Attorney of each Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder; and

         (iii) delivery of the Shares to be sold by each Selling Stockholder pursuant to the Underwriting Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.


                                       2